UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Navitas Semiconductor Corporation (the “Company”) is furnishing this information pursuant to Item 7.01 of Form 8-K to disclose that the Company completed the sale of shares of its Class A common stock under its at-the-market offering program announced by the Company on May 27, 2025, selling shares having an aggregate offering price of $50,000,000, which represents the full dollar amount registered under the program. This amount is in addition to $50,000,000 sold under the Company’s previous ATM program announced on March 20, 2025.
The shares of Class A common stock were offered and sold under the respective ATM programs pursuant to an Open Market Sale AgreementSM, dated March 19, 2025, between the Company and Jefferies LLC, as sales agent, and the Company’s Registration Statement on Form S-3 (File No. 333-269752), as amended, including the prospectus contained therein and prospectus supplements dated March 19, 2025 and May 27, 2025. Needham & Company, LLC, Craig-Hallum Capital Group LLC & Rosenblatt Securities Inc. acted as financial advisors in connection with the ATM program.
The Company currently intends to use the net proceeds from these offerings, together with existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions. The Company may also use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, the Company currently has no agreements or commitments to complete any such transaction.
Forward-Looking Statements
Statements and information in this report that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the possible uses of the net proceeds from the offering, as well as the possibility of investments, acquisitions, partnerships and joint ventures. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statement include those risk factors discussed in our filings with the SEC, including those disclosed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025, and subsequent quarterly reports. Navitas may elect to update these forward-looking statements at some point in the future, but specifically disclaims any obligation to do so.
The information in this report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: July 3, 2025
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer